EXHIBIT 10.3


                               GUARANTY AGREEMENT


         This GUARANTY AGREEMENT dated as of July 7, 1997 is made by ESSEX PARTNERS INC., a New York corporation, having an address at 100 Corporate Woods, Rochester, New York 14623 ("GUARANTOR"), to and for the benefit of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 8614 Westwood Center Drive, Suite 630, Vienna, Virginia 22182-2233 ("LENDER").



                              W I T N E S S E T H:

         WHEREAS, Lender has this day made a loan to Solon Hotel LLC, a New York limited liability company ("BORROWER") in the original principal amount of Four Million Five Hundred Thousand And No/100 Dollars ($4,500,000.00) (the "LOAN");

         WHEREAS, the Loan is evidenced by a Mortgage Note made by Borrower (the "NOTE") and is secured by, among other things, a first mortgage lien on the fee simple land and improvements, construction of which is nearing completion, known as "Hampton Inn", located at 6305 Enterprise Parkway in the City of Solon, County of Cuyahoga and State of Ohio (the "PROPERTY"; the Note and all other documents and instruments executed or delivered in connection with the Loan, collectively, the "LOAN DOCUMENTS");

         WHEREAS, following the Completion of the construction of the Improvements, as such capitalized terms are defined in and in accordance with the requirements of the Mortgage (defined below) and the License Agreement, and except as specifically set forth in the Note, the Note evidences the nonrecourse liability of Borrower and, except as expressly provided to the contrary, Lender's recourse under the Loan Documents is limited to Borrower's interest in and to the Property;

         WHEREAS, Guarantor is an Affiliate of Borrower, and Guarantor expects to derive substantial economic benefit from the Loan; and

         WHEREAS, as a material condition to making the Loan and accepting the Loan Documents, Lender has required Guarantor, and Guarantor has agreed, to be personally liable with full recourse for the Guaranteed Obligations (as defined below).

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the Loan, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby represent, warrant, covenant and agree as follows:



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         1.  CERTAIN DEFINITIONS.

         (a) Capitalized terms not defined herein shall have the meanings ascribed thereto in the Open-End Mortgage, Assignment of Leases and Profits, Security Agreement and Fixture Filing dated as of the date hereof from Borrower, as mortgagor to Lender, as mortgagee (the "MORTGAGE"). An "EVENT OF DEFAULT" is any default beyond any applicable cure period under this Guaranty Agreement or any of the Loan Documents.

         (b) "GUARANTEED OBLIGATIONS" shall be the collective reference to the obligations of Guarantor set forth below to guarantee to Lender the prompt and full payment and performance of the indebtedness and obligations described in this Guaranty Agreement, including without limitation, the guaranty of payment (the "PAYMENT GUARANTY") described in Section 2 below, the guaranty of performance and completion (the "PERFORMANCE GUARANTY") described in Section 3 below, and the guaranty of Recourse Liability described in Section 4 below.

         (c) "RECOURSE LIABILITY" shall mean the full personal and recourse liability of Guarantor pursuant to the final paragraph of this clause
(c) and further described in Section 4, together with the full personal and recourse liability of Guarantor to indemnify Lender for any or all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by Lender (including, without limitation, Lender's attorneys' fees) arising out of or attributable or relating to (collectively and inclusive of (i) through (xiv) hereof):

             (i) fraud or misrepresentation by Guarantor in connection with the Loan;

             (ii) the gross negligence or willful misconduct of Guarantor, or its agents, managers or officers, with respect to its obligations to Lender or with respect to the operation of the Property, or the physical waste of the Property;

             (iii) the breach of provisions in the Mortgage concerning Environmental Laws or Hazardous Substances, and any indemnification of Lender therein, in the Environmental Agreement or any other Loan Document with respect to such Environmental Laws or Hazardous Substances;

             (iv) the removal or disposal of any portion of the Property after an Event of Default under this Guaranty Agreement, the Note, the Mortgage, the Environmental Agreement or any other Loan Document;

             (v) the misapplication or conversion by Borrower of: (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property; (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property; or (C) rents, issues, profits, proceeds, accounts, or other amounts received by Borrower (in the case of clause
(C) following an Event of Default under this Guaranty Agreement, the Note, the Mortgage, the Environmental Agreement or the other Loan Documents);



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             (vi)  Borrower's failure to pay taxes, assessments, charges for labor or materials or other charges that can result in liens on any portion of the Property; provided, however, that Borrower's and Guarantor's liability hereunder shall cease with respect to such amounts incurred from and after such time, if any, that Lender obtains legal and beneficial title to the Property;

             (vii) the deductible amount in respect of any insurance maintained in respect of the Property; provided, however, that Borrower's and Guarantor's liability hereunder shall cease with respect to such amounts incurred from and after such time, if any, that Lender obtains legal and beneficial title to the Property;

             (viii) the costs incurred by Lender (including reasonable attorneys' fees) in connection with the collection or enforcement of the Debt;

             (ix) any security deposits, advance deposits or retained rents and profits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof;

             (x) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any hazardous substance or asbestos on, from, or affecting the Project or any other property if emanating from the Project, regardless of when discovered, which occurs prior to foreclosure, transfer by deed in lieu of foreclosure or the appointment of a receiver by Lender;

             (xi) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such hazardous substance or asbestos;

             (xii) any lawsuit brought or threatened, settlement reached, or government order relating to such hazardous substance or asbestos;

             (xiii) any violation of the environmental laws, regardless of when discovered, which occurs prior to foreclosure, transfer by deed in lieu of foreclosure or the appointment of a receiver by Lender, and which is based upon or in any way related to such hazardous substance or asbestos including, without limitation, the costs and expenses of any remedial action, out-of-pocket attorneys' and consultants' fees, investigation and laboratory fees, court costs, and litigation expenses; and

             (xiv) Borrower fails to comply with the provisions of Sections 11 or 13 of the Mortgage.

In addition to the foregoing, the agreement of Lender not to pursue recourse liability pursuant to Section 11 of the Note and Article 42 of the Mortgage SHALL BE AND BECOME NULL AND VOID and shall be of no further force or effect if:
(1) Borrower fails to permit reasonable on-site inspections of the Property upon reasonable advance oral notice or to provide financial reports and information pertaining to the Property as required by any Loan Document, unless such failure is the result of a good faith error and such failure is cured within ten
(10) days after notice; (2) any


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financial information concerning Borrower or Guarantor provided by Borrower or
Guarantor (or their respective agents, employees, or authorized representatives) is fraudulent in any respect, contains any fraudulent information or misrepresents in any material respect the financial condition of Borrower or Guarantor; (3) Borrower fails to obtain Payee's prior written consent, if consent is required under any Loan Document, to any subordinate financing; (4) Borrower fails to obtain Payee's prior written consent, if consent is required under any Loan Document, to any transfer of the Property or of any ownership interest in Borrower; and (5) Borrower or its Managing Member files for relief or protection under any federal, state or other bankruptcy, insolvency, reorganization or other creditor-relief laws, or an involuntary filing or petition is made under any of such laws, against Borrower by any of its creditors (other than Payee) and such involuntary filing is not unconditionally dismissed or vacated within ninety (90) days. Upon the occurrence of any of the foregoing events, Borrower and Guarantor shall have full joint and several recourse liability for all sums due under the Loan Documents.


         2.  GUARANTY OF PAYMENT.

         Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, and not merely the collectability, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of all principal, interest including interest accruing after the commencement of any bankruptcy or insolvency proceeding by or against Borrower (whether or not allowed in such proceeding), commitment fees, extension fees, deferred financing fees, other fees, late charges, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing pursuant to (a) the terms of the Note, the Mortgage, the Environmental Agreement and the other Loan Documents, including the making of any deposits or reserves required of Borrower thereunder, and any indemnifications contained in such Loan Documents, now or hereafter existing, and (b) all renewals, extensions, refinancings, modifications, supplements or amendments of any such indebtedness described in the preceding clause, or any of the Loan Documents, or any part thereof (the indebtedness described in clauses (a) and (b) above in this Section is herein collectively called the "DEBT"). This Payment Guaranty covers the Debt, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Lender in stages or installments. The Payment Guaranty as set forth in this Section is a continuing guaranty of payment and not a guaranty of collection.


         3.  GUARANTY OF PERFORMANCE.

         (a) Guarantor additionally hereby unconditionally and irrevocably guarantees to Lender the timely performance of all other obligations of Borrower under all of the Loan Documents, including, without limiting the generality of the foregoing, that the Improvements will be constructed in accordance with the License Agreement and with the Plans, as the same may have been modified from time to time in accordance with the License Agreement, free and clear from all defects and liens and in compliance with applicable law.

         (b) If any of such obligations of Borrower are not complied with, in any respect whatsoever, and without the necessity of any notice from Lender to Guarantor, Guarantor agrees to (i) assume all responsibility for the completion of the Improvements and, at Guarantor's own cost



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and expense, cause the Improvements to be fully completed in accordance with the
Plans, the Loan Documents and applicable law; (ii) pay all bills in connection with the construction of the Improvements, including without limitation, all permitting fees, licensing fees, amounts payable under the general construction contract and all subcontracts, and amounts payable to all architects, engineers and other consultants engaged in connection with the construction of the Improvements; (iii) cure any Default (as hereinafter defined) or Event of Default under any term, covenant or condition of the Mortgage or other Loan Documents, including if applicable, causing any liens and claims to be removed and thereafter keeping the Improvements free and clear from all liens and claims that may be filed or made for performing work or labor thereon or furnishing materials therefor or both; and (iv) indemnify and hold Lender harmless from any and all loss, cost, liability or expense that Lender may suffer by any reason of any such non-compliance. So long as all of such obligations are being performed by Borrower or Guarantor and no Event of Default exists, Lender will make the Loan proceeds available under and subject to the terms of the Mortgage. If after the occurrence of a Default, and without limiting Lender's rights and remedies, Lender, in its sole discretion, is dissatisfied with the progress of construction by Borrower and/or Guarantor, Lender, at its option, upon at least ten (10) days prior notice to Guarantor, may complete the Improvements either before or after commencement of foreclosure proceedings or before or after exercise of any other right or remedy of Lender against Borrower or Guarantor, with such changes or modifications in the Plans that Lender deems necessary and expend such sums as Lender, in its reasonable discretion, deems necessary or advisable to complete the Improvements, and Guarantor hereby waives any right to contest any such necessary expenditures. The amount of any and all expenditures made by Lender for the foregoing purposes shall bear interest from the date made until repaid to Lender, at a rate per annum equal to the interest rate provided for in the Note and, together with such interest, shall be due and payable by Guarantor to Lender within ten (10) days of written demand. Lender does not have and shall never have any obligation to complete the Improvements or take any such action. The obligations and liability of Guarantor under this Section shall not be limited or restricted by the existence of (or any terms of) the Payment Guaranty described above.


         4.  GUARANTY OF RECOURSE LIABILITY.

         In addition to the above described Payment Guaranty and the above described Performance Guaranty, Guarantor hereby absolutely and unconditionally guarantees the prompt satisfaction and discharge of any and all Recourse Liability, without defense, offset, counterclaim or right of subrogation, each of which is hereby waived. This guaranty of Recourse Liability is and shall be construed as a continuing, absolute and unconditional guaranty of payment, and not as a guaranty of collection.


         5.  RELEASE OF PERFORMANCE GUARANTY AND PAYMENT GUARANTY.

         The guarantee of Recourse Liability set forth in Section 4 of this Guaranty Agreement is unlimited; Guarantor shall satisfy any and all such Recourse Liability regardless of when incurred and regardless of the amount of such liability. However, notwithstanding any provision contained in this Guaranty Agreement to the contrary, the Payment Guaranty and the Performance Guaranty are subject to the limitations described below:



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         (a)  At such time as the conditions set forth below have been satisfied, in Lender's sole determination, Lender shall notify, in writing, Guarantor of such fact, and upon such notice, (x) the Performance Guaranty described in Section 3 above shall be automatically released and extinguished in its entirety, and (y) the Payment Guaranty described in Section 2 above shall be automatically reduced to a repayment guarantee for thirty percent (30%) of the Loan, plus interest and costs (the "LIMITED PAYMENT GUARANTY"). The conditions which must be satisfied, in Lender's sole judgement, for Lender to release the Performance Guaranty and reduce the Payment Guaranty to the Limited Payment Guaranty are the following:


             (i) No Event of Default or the occurrence and continuance of an event which, with the passage of time or the giving of notice, or both, would constitute and Event of Default (collectively, a "DEFAULT") shall exist with respect to the Loan;

             (ii) Lender shall have received an acceptable current date endorsement to Lender's Title Policy, increasing the limits of liability of the title insurance company to the amount of the Loan proceeds then disbursed, and insuring that, except for taxes not yet due and payable and the lien of the Mortgage and the other security documents under the Loan, no additional exceptions to title have been added to the title policy;

             (iii) Lender shall have received an acceptable copy of "as completed" Plans showing the constructed Improvements;

             (iv) Lender shall have received an acceptable "as-built" survey showing the completed Improvements;

             (v) Lender shall have received acceptable evidence that the Management Agreement between Borrower and Guarantor is in full force and effect and, to the best knowledge of the parties thereto, is not in default;

             (vi) Lender shall have received acceptable evidence that the License Agreement between Borrower and Promus Hotels, Inc. ("PROMUS") is in full force and effect and, to the best knowledge of the parties thereto, is not in default;

             (vii) Lender shall have received acceptable evidence that all real estate taxes and assessments applicable to the Property are current;

             (viii) Lender shall have received acceptable evidence that the Property is in compliance with all applicable laws, ordinances and regulations;

             (ix) Lender shall have received acceptable copies of all applicable permits and licenses required for the use and operation of the constructed Improvements, including, without limitation, any certificates of occupancy or similar evidence of completion;


             (x) Lender shall have received acceptable evidence that the construction



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of the Improvements has been completed free and clear of all mechanic's and materialmen's liens;

             (xi) Lender shall have received a final inspection and approval by Promus that the Property, as constructed, conforms to the requirements set forth in the License Agreement and is open and operating;

             (xii) Lender shall have received acceptable evidence that there are no pending or threatened lawsuits, legal proceeding, governmental investigations or similar matters against Borrower, the Property, Guarantor, or any member of Borrower which, if adversely determined, could, in Lender's judgment, materially and adversely affect Borrower, the Property or Guarantor;

             (xiii) Lender shall have received evidence that there has been no change in the financial or other condition of Borrower, Guarantor or the Property which, in Lender's judgment, is materially adverse; and

             (xiv) Lender shall have received a fully executed collateral assignment of all licenses (including, without limitation, all food and beverage licenses), permits, contracts and warranties issued with respect to the Project, which assignment shall be acknowledged and agreed to by all third parties deemed necessary by Lender, including, without limitation, the Manager and the Licensor.

         (b) At such time as Lender has notified Guarantor in writing that the Project has achieved a 1.40 to 1.0 DSCR (as defined in the Mortgage) over a continuous twelve (12) month period, as determined by Lender, and provided that
(i) no Event of Default shall exist with respect to the Loan and (ii) at least eighteen (18) months have passed since the date hereof, the Payment Guaranty described in Section 2 above shall be automatically released and extinguished in its entirety.

         (c) Lender's agreement to the limitations set forth in this Section shall in no way be deemed to limit or restrict the Lender's right to apply any sums paid by Guarantor to any portion of the Loan.


         6.  WAIVERS AND ACKNOWLEDGEMENTS.

         (a) Guarantor hereby waives: (i) notice of acceptance of this Guaranty Agreement by Lender and of presentment, demand, protest, notice of protest and of dishonor, notice of default and all other notices of every kind or nature now or hereafter provided by agreement or available at law, including, without limitation, notice of default, notice of intention to accelerate all sums under the Loan Documents, and notice of acceleration of all sums under the Loan Documents; (ii) any right to require or compel Lender, prior to exercising its rights hereunder to first proceed against Borrower or any security for the Loan, or to pursue any other remedy available to Lender. Lender's failure to exercise, or delay in exercising, any right or power hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Guarantor acknowledges that


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Lender may seek recovery for any Guaranteed Obligations and may exercise any remedies it may have against Guarantor with respect to such Guaranteed Obligations with the same force and effect as if Guarantor were a primary obligor under the Note and the other Loan Documents.

         (b) Guarantor further agrees that the validity of this Guaranty Agreement and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of: (i) the assertion by Lender of any rights or remedies which it may have under or with respect to the Note or the other Loan Documents, against any person obligated thereunder or against the owner of the Property; (ii) any failure to file or record any of the Loan Documents or to take or perfect any security intended to be provided thereby;
(iii) the release or exchange of the Property or any other collateral for the Loan; (iv) the commencement of a case under the Bankruptcy Code, 11 U.S.C. ss.101 et seq., as amended from time to time (the "BANKRUPTCY CODE"), by or against any person obligated under the Note or the other Loan Documents; or (v) any payment made on the Debt or any other indebtedness arising under the Note or the other Loan Documents, whether made by [such] Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Guarantor hereunder. It is further understood that if Borrower shall have taken advantage of, or be subject to the protection of, any provision of the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which, under the terms of the Loan Documents, the Debt shall become due and payable, Lender may, as against Guarantor[s], nevertheless, declare the Guaranteed Obligations due and payable and enforce any and all of its rights and remedies provided for herein.

         (c) Guarantor further covenants: (i) that this Guaranty Agreement shall remain and continue in full force and effect as to any modification, extension or renewal of the Note or any of the other Loan Documents; (ii) that Lender shall not be under a duty to protect, secure or insure any security or lien provided by the Loan Documents or other collateral for the Loan; and (iii) that other indulgence or forbearance may be granted under any or all of the Loan Documents, without notice to or further consent of Guarantor.


         7.  FAIR CONSIDERATION FOR TRANSFERS.

         Guarantor will not convey, transfer or assign, directly or indirectly, any material portion of its property of any nature, whether real, personal or mixed, tangible or intangible, or any interest therein, for less than full and fair consideration.


         8.  SUBORDINATION OF CERTAIN DEBT/WAIVERS.

         Any indebtedness of Borrower to Guarantor or any affiliate of Guarantor now or hereafter existing, including, without limitation, that indebtedness described on SCHEDULE A attached hereto and made a part hereof, together with any rights of subrogation Guarantor may have as a result of any payment by Guarantor under this Guaranty Agreement, together with any interest thereon, shall be, and such indebtedness is hereby subordinated to the prior payment in full of the



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Debt. Notwithstanding the foregoing, so long as such indebtedness is permitted under Section 11(d) of the Mortgage, and no Event of Default has occurred and is continuing, Borrower may make, and Guarantor may receive, payments of principal and interest under such indebtedness. In furtherance of the foregoing, in the event Borrower shall become the subject of a bankruptcy proceeding, Guarantor agrees that the Debt shall be prior and superior to any claim of Guarantor or its affiliates and will not object or oppose a sale or other disposition of the Property free and clear of security interests, liens or other claims of creditors pursuant to a plan of reorganization or under Section 363 or any other provision of the Bankruptcy Code. In addition, Guarantor or its affiliates will not assert any position in connection with any application, motion, proceeding or matter arising at any time in any proceeding filed in connection with such a bankruptcy proceeding to the extent such application, motion, proceeding or matter directly affects the Debt, which position would be contrary to or inconsistent with the position of Lender.


         9.  REPRESENTATIONS AND WARRANTIES.

         Guarantor hereby represents, warrants and covenants that it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Guaranty Agreement and to keep and observe all of the terms of this Guaranty Agreement on Guarantor's part to be performed. Guarantor hereby further represents, warrants and covenants as follows:

         (a)  Guarantor is an Affiliate of Borrower.

         (b)  The execution, delivery and performance of this Guaranty
Agreement and the Environmental Agreement by each Guarantor and the consummation of the transactions contemplated thereby: (i) do not require the approval or consent of any governmental authority having jurisdiction over Guarantor or its property; (ii) do not and will not constitute a violation of, or default under, any applicable requirement of a governmental authority; and (iii) will not be in contravention of any court or administrative order or ruling applicable to Guarantor or the Property, or any mortgage, indenture, operating agreement, charter document, agreement, commitment or instrument to which Guarantor is a party or by which it or its assets are bound, nor create or cause to be created any mortgage, lien, encumbrance, or charge against the assets of Guarantor other than those permitted by the Loan Documents.

         (c) There are no actions, suits or proceedings pending, or, to the best knowledge of Guarantor, threatened, nor any pending or, to the best knowledge of Guarantor, threatened labor disputes, against or affecting Guarantor or the Property, or any other collateral covered by the Loan Documents, or involving the validity or enforceability of the Loan
Documents or the priority of the liens created or to be created thereby, at law or in equity, or before or by any governmental authority, which, if adversely determined, could, in the reasonable determination of Lender, either individually or in the aggregate, have a material adverse affect on the financial condition of Guarantor. Guarantor has complied with all requirements of ERISA.

         (d) This Guaranty Agreement and the Environmental Agreement are the legal, valid and binding obligations of Guarantor, and are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms


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of this Guaranty Agreement, the Environmental Agreement and the other Loan
Documents, or the exercise of any right thereunder, render this Guaranty Agreement unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

         (e)  With respect to the financial statements of Guarantor;

             (i) The financial statements of Guarantor heretofore furnished to Lender are, as of the date specified therein, complete and correct in all material respects, fairly present the financial condition of Guarantor, and are prepared by an accountant in a consistent manner. Guarantor does not have on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments or pending or threatened litigation which in each case are known to Guarantor and which, in Guarantor's reasonable opinion, are reasonably likely to result in a material adverse effect on the financial condition, operations or property of Guarantor except as referred to or reflected or provided for in the financial statements heretofore furnished to Lender or as otherwise disclosed to Lender herein or in the Mortgage. Since the last date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Guarantor from that set forth in such financial statements as of the dates thereof.

             (ii) Guarantor covenants and agrees to provide to Lender, within ninety (90) days after the end of each fiscal year of Guarantor, with financial statements, including a balance sheet, an income statement, a statement of changes in financial position, and such other statements as may be required by Lender, all prepared by an accountant in a manner consistent with those financial statements supplied to Lender prior to the date hereof, and all and certified as true and complete without qualification by Guarantor or, if required by Lender, a certified public accountant. Guarantor further covenants and agrees to immediately notify Lender of any material adverse change in Guarantor's financial status.

         (f) Since the first date that any information and documentation relating to the Property has been furnished to Lender, no material change in the Property has occurred.

         (g) No default has occurred that is continuing in the performance of any obligation of Guarantor or any affiliate of Guarantor which would be deemed a Default under the Loan Documents if they were currently in effect.

         (h) There exists no fact, event or disclosure in connection with the Loan that reasonably could be expected to cause the Loan to become delinquent or otherwise have a material adverse affect on the Loan or the Property.

         (i) Guarantor acknowledges that it has received, reviewed and understands its potential obligations under the Note, the Mortgage and the other Loan Documents, including, without limitation, its liability under the Performance Guaranty described above for the completion of the Improvements in accordance with the requirements set forth in such Loan Documents. Guarantor acknowledges that its liability under this Guaranty Agreement may be greater in amount and more burdensome than that of Borrower.



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         Within ten (10) days after request by Lender, Guarantor shall furnish
Lender with a certificate reaffirming all representations and warranties of Guarantor set forth herein and in the other Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes.


         10.  SUBMISSION TO JURISDICTION.

         GUARANTOR AND LENDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY OHIO STATE OR FEDERAL COURT SITTING IN CUYAHOGA COUNTY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT. EITHER GUARANTOR OR LENDER MAY, AT ITS SOLE DISCRETION, ELECT THE STATE OF OHIO, CUYAHOGA COUNTY, OR THE UNITED STATES OF AMERICA FEDERAL DISTRICT COURT HAVING CUYAHOGA COUNTY AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. GUARANTOR AND LENDER EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.


         11.  ENTIRE AGREEMENT.

         This Guaranty Agreement constitutes the entire agreement between Guarantor and Lender with respect to the matters referred to herein, and no modification or waiver of any of the terms hereof shall be effective unless in writing, signed by the party to be charged with such modification or waiver.


         12.  SUCCESSORS AND ASSIGNS.

         This Guaranty Agreement shall inure to the benefit of Guarantor, Lender and their permitted successors and assigns and any subsequent holder of the Loan Documents and shall be binding upon Guarantor, Lender and their permitted successors and assigns. Guarantor shall not be permitted to assign this Guaranty Agreement without the prior written consent of Lender. Lender may assign this Guaranty Agreement without the prior written consent of Guarantor.

         13.  GOVERNING LAW.

         This Guaranty Agreement shall be governed by the laws of the State of Ohio, without regard to conflicts of laws principles.


         14.  Intentionally omitted.

         15.  TRANSFER OF LOAN.

         (a) Guarantor acknowledges that Lender may (i) fund the Loan through an affiliate, (ii) sell or transfer interests in the Loan and the Loan Documents to one or more participants or special purpose entities, (iii) pledge Lender's interests in the Loan and the Loan Documents as




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



security for one or more loans obtained by Lender or (iv) sell or transfer Lender's interests in the Loan and the Loan Documents in connection with a securitization transaction at no cost to Guarantor. All documentation, financial statements, appraisals, reports and other data, or copies thereof, related to any loan application or commitment for the Loan, Borrower, Guarantor, the Property or the Loan may be exhibited to and reviewed by any party that is reviewing the Loan for the purposes of purchasing, valuing or rating the Loan, provided that such reviewing party shall agree to keep such information strictly confidential to itself and its advisors.

         (b) Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Lender's request, Guarantor shall provide an estoppel certificate to the investor or any prospective investor in such form, substance and detail as Lender, such investor or prospective investor may reasonably require.


         16.  WAIVER OF JURY TRIAL.

         TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR AND LENDER HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM OR JUDICIAL PROCEEDING BROUGHT BY GUARANTOR OR LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS INSTRUMENT, THE LOAN, THE LOAN DOCUMENTS, AND ANY ACTS OR OMISSIONS OF GUARANTOR OR LENDER IN CONNECTION THEREWITH.


         17.  SURVIVAL.

         This Guaranty Agreement shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of power of sale, acceptance by Lender of a deed in lieu of foreclosure or repayment of the Loan.


         18. REMEDIES AVAILABLE. The remedies of Lender, as provided herein or in any other Loan Document, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, and any waiver or release with reference to any one event shall not be construed as continuing or as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.


         19. EFFECT OF WAIVER. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any other Loan Document shall impair any right, power or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Guaranty Agreement or any other Loan Document, nor shall any waiver of any breach or default of Guarantor hereunder or under any other Loan Document be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.



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




         20.  NOTICES.

         All notices, requests and other communications provided for herein shall be given or made in writing in the manner specified in the Mortgage, with notices to the address of "Mortgagor" thereunder sufficing for notices to Guarantor hereunder.


         21.  SEVERABILITY.

         Wherever possible, each provision of this Guaranty Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty Agreement.


         22.  TIME OF ESSENCE.

         Time is of the essence of this Guaranty Agreement and of each and every term, covenant and condition herein.









                      [SIGNATURE APPEARS ON FOLLOWING PAGE]






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



         IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty Agreement under seal as of the day and year first above written.


                                   GUARANTOR:

                                   ESSEX PARTNERS INC., a New York corporation



                                   By: /S/BARBARA J. PURVIS
(Seal)
                                   Name:    Barbara J. Purvis
                                   Title:   Senior Vice President








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



                                   SCHEDULE A

                             Affiliated Indebtedness


1. Any indebtedness incurred by Borrower to Guarantor after September 1, 1997, in an amount not to exceed Fifty Thousand Dollars ($50,000.00) in any calendar month and Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, which indebtedness shall bear interest at a rate not to exceed the Prime Rate plus one percent (1%).











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